UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2012

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2012, dELiA*s, Inc., a Delaware corporation (the “Company”), and Walter Killough, the Company’s Chief Executive Officer, entered into an amendment (the “Amendment”) to Mr. Killough’s employment agreement, dated as of December 2, 2008, as amended on June 17, 2010 (as amended, the “Employment Agreement”). Pursuant to the Amendment, in order to provide the Board of Directors and Mr. Killough with additional time to discuss the Employment Agreement and to attempt to negotiate a mutually acceptable new employment agreement or an amendment to the Employment Agreement, the term of Mr. Killough’s employment has been extended from June 2, 2013 to August 2, 2013.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of security holders at the 2012 Annual Meeting of Stockholders of the Company held on July 9, 2012.

Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Carter S. Evans	19,128,418	273,688	5,366,291
Mario Ciampi	19,143,841	258,265	5,366,291
Michael S. Goldgrub	19,181,355	220,751	5,366,291
Walter Killough	19,143,830	258,276	5,366,291
Paul J. Raffin	19,126,466	275,640	5,366,291
Scott M. Rosen	19,128,419	273,687	5,366,291
Michael Zimmerman	19,141,692	260,414	5,366,291

All seven directors listed above were elected to a one-year term until the 2013 Annual Meeting of the Stockholders of the Company and the election and qualification of their respective successors.

The following proposal was adopted by the vote indicated:

Ratification of appointment of BDO USA, LLP as independent registered public accountants for the fiscal year ending February 2, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,573,307	26,840	168,250	-0-

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated July 13, 2012, between the Company and Walter Killough.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.

(Registrant)

Date: July 13, 2012	By:	/s/ David J. Dick
David J. Dick, Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated July 13, 2012, between the Company and Walter Killough.